                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     PUBLIC SERVICE COMPANY OF NEW MEXICO
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                                                      [PNM LOGO]

Public Service Company
of New Mexico
Alvarado Square
Albuquerque, NM  87158



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, JUNE 8, 1999
                        9:30 A.M., MOUNTAIN DAYLIGHT TIME

                         SOUTH BROADWAY CULTURAL CENTER
                               1025 BROADWAY S.E.
                             ALBUQUERQUE, NEW MEXICO

                                                                  April 26, 1999

Dear Shareholder:

         You are cordially invited to attend the 1999 Public Service Company of New Mexico Annual Meeting of Shareholders to:

         o        Elect three directors.

         o Approve appointment of Arthur Andersen LLP as independent public accountants for 1999.

         o        Conduct other business properly brought up at the meeting.

         Shareholders of record at the close of business on April 18, 1999 may vote at the meeting.

         Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

         This Proxy Statement and proxy card are being distributed on or about April 26, 1999.

         I look forward to seeing you at the meeting.


                                                  Sincerely,

                                                  /s/  JOHN T. ACKERMAN

                                                  John T. Ackerman
                                                  Chairman

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROXY STATEMENT

Notice of Annual Meeting........................................................Cover

Attendance and Voting Matters.......................................................1

The PNM Board of Directors..........................................................2

PNM Common Stock Owned by Executive Officers and Directors..........................7

Persons Owning More than Five Percent of PNM Common Stock...........................7

Performance Graph...................................................................8

Compensation and Human Resources Committee
Report on Executive Compensation....................................................9

Executive Compensation.............................................................12

Appointment of Arthur Andersen LLP.................................................16

Other Matters

         Section 16(a) Beneficial Ownership Reporting Compliance...................17

         Annual Report and Other Matters...........................................17

         Shareholder Proposals for the Year 2000 Annual Meeting....................17

         Solicitation..............................................................17

         Revocability of Proxy.....................................................18

--------------------------------------------------------------------------------
                          ATTENDANCE AND VOTING MATTERS
--------------------------------------------------------------------------------

ADMISSION TICKETS

         Admission Tickets will be distributed at the registration tables in the lobby of the South Broadway Cultural Center prior to the Annual Meeting. Attendance is limited to shareholders of record on April 18, 1999. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

VOTING METHODS

         You can vote on matters to come before the meeting in two ways:

         o        You can come to the Annual Meeting and cast your vote there;
                  or

         o        You can vote by signing and returning the enclosed proxy card.
                  If you do so, your shares will be voted in the manner you indicate. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen LLP as independent public accountants, and on all other matters in accordance with their best judgment.

         Each share of PNM common stock you own entitles you to one vote. As of April 18, 1999, there were 40,895,683 shares of PNM common stock outstanding.

THE QUORUM REQUIREMENT

         A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the outstanding common stock is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

VOTE NECESSARY FOR ACTION

         A quorum and the affirmative vote of the holders of a majority of the shares of PNM common stock present, in person or by proxy, and entitled to vote at the Annual Meeting are required to elect directors, approve the selection of independent public accountants, and to approve other actions. Abstentions have the effect of a vote against the matter. Shares not voted on a matter by brokers and other entities holding shares for beneficial owners will not be counted in calculating voting results on that matter.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

         We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

--------------------------------------------------------------------------------
                           THE PNM BOARD OF DIRECTORS
--------------------------------------------------------------------------------

STRUCTURE

         Our Board of Directors is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Shareholders to serve for a three-year term.

         At the 1999 Annual Meeting of Shareholders, the terms of three directors are expiring. Those directors elected at this Annual Meeting will hold office for a three-year term expiring in 2002, with the possible exception of Dr. Lattman. Under a policy adopted by the Board in 1991, a director must submit his or her written resignation upon reaching age 72. In accordance with that policy, Dr. Lattman has submitted his written resignation for acceptance by the Board at such time as the Board in its discretion deems advisable. It is currently anticipated that the Board will be reorganizing during Dr. Lattman's next term to more appropriately address the competitive issues of electric restructuring. Dr. Lattman's resignation would give the Board the latitude to fill his position accordingly.

         The other directors are not up for election this year and will continue in office for the remainder of their terms.

         If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2002

         LAURENCE H. LATTMAN, 75, is a resident of Albuquerque, New Mexico and has been a director since May 1993. Dr. Lattman served as President of New Mexico Institute of Mining and Technology from 1983 until his retirement in 1993.

         BENJAMIN F. MONTOYA, 63, is a resident of Rio Rancho, New Mexico and has been a director since October 1993. Mr. Montoya has served as President and Chief Executive Officer of PNM since August 1993, and previously served as Senior Vice President and General Manager, Gas Supply Business Unit, Pacific Gas and Electric Company (1991-1993). Other directorships: Norwest Corporation, a bank holding company, and Furr's Supermarkets, Inc.

         ROBERT M. PRICE, 68, is a resident of Edina, Minnesota and has been a director since July 1992. Mr. Price has been President of PSV Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, of Control Data Corporation, a mainframe computer manufacturer and business services provider. Other directorships: Tupperware Corporation, International Multifoods Corp., Fourth Shift Corporation, and Affinity Technology Group, Inc.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

DIRECTORS WITH TERMS EXPIRING IN 2001

         JOHN T. ACKERMAN, 57, is a resident of Albuquerque, New Mexico and has been a director since June 1990. Mr. Ackerman has served as Chairman of the Board of PNM since 1991 and served as President and Chief Executive Officer of PNM from 1990 until his retirement in 1993.

         JOYCE A. GODWIN, 55, is a resident of Albuquerque, New Mexico and has been a director since May 1989. Ms. Godwin served as Vice President and Secretary of Presbyterian Healthcare Services of Albuquerque, New Mexico, from 1979 until her retirement in December 1993. Ms. Godwin also served as Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures, from 1986 until her retirement in December 1993. Other directorships: Charter Bank, Albuquerque, New Mexico and TJ International.

         MANUEL LUJAN, JR., 71, is a resident of Albuquerque, New Mexico and has been a director since April 1994. Mr. Lujan has been a consultant on U.S. governmental matters, focusing on Western U.S. issues, since 1993. Mr. Lujan served as U.S. Secretary of the Interior from 1989 to 1993 and served in the U.
S. House of Representatives from 1969 to 1989. Mr. Lujan has been an insurance agent with Manuel Lujan Insurance, Inc. since 1948. Other directorships: Bank 1st, Albuquerque, New Mexico and SODAK Gaming, Inc.


DIRECTORS WITH TERMS EXPIRING IN 2000

         ROBERT G. ARMSTRONG, 52, is a resident of Roswell, New Mexico and has been a director since May 1991. Mr. Armstrong is the President of Armstrong Energy Corporation, Roswell, New Mexico, an oil and gas exploration and production company.

         REYNALDO U. ORTIZ, 52, is a resident of Denver, Colorado and has been a director since April 1992. Mr. Ortiz is an international telecommunications consultant. Mr. Ortiz served as the International Managing Director and Senior Vice President of Qwest Communications International, a telecommunications company, from January 1998 to December 1998. He served as President and Chief Executive Officer of Sophia Communications, Inc., a startup wireless communications company, from January 1997 through December 1997. He served as President and Chief Executive Officer of LyncStar Communications, Inc. (a provider of integrated network communications services) from March through December 1996, served as Chief Executive Officer of Jones Education Networks, Inc. (a cable television programming company) from March 1994 through February 1996, and was Senior Vice President, Jones Financial Group, Inc. from January through March 1994.

         PAUL F. ROTH, 66, is a resident of Santa Fe, New Mexico and has been a director since May 1991. Mr. Roth served as the President of the Dallas Chamber of Commerce, Dallas, Texas, from 1991 to 1992. Between 1956 and 1991, Mr. Roth served in various executive positions, including President, of the Texas Division of Southwestern Bell Telephone Company, Dallas, Texas.

BOARD MEETINGS AND COMMITTEES

----------------------------------------------------------------------------------------------------------------------

                                                   MEMBERSHIP ROSTER
                                              (STANDING BOARD COMMITTEES)

----------------------------------------------------------------------------------------------------------------------

                                         Compensation &       Customer &                              Nominating &
Name                   Board   Audit    Human Resources      Public Policy    Executive   Finance      Governance
----------------------------------------------------------------------------------------------------------------------
J. T. Ackerman           x*                                                        x*
----------------------------------------------------------------------------------------------------------------------
R. G. Armstrong          x       x*            x                                   x
----------------------------------------------------------------------------------------------------------------------
J. A. Godwin             x                     x                   x*              x                        x*
----------------------------------------------------------------------------------------------------------------------
L. H. Lattman            x       x                                 x                                        x
----------------------------------------------------------------------------------------------------------------------
M. Lujan, Jr.            x       x                                 x
----------------------------------------------------------------------------------------------------------------------
B. F. Montoya            x                                                                   x
----------------------------------------------------------------------------------------------------------------------
R. U. Ortiz              x       x                                 x
----------------------------------------------------------------------------------------------------------------------
R. M. Price              x                     x                                  x          x*
----------------------------------------------------------------------------------------------------------------------
P. F. Roth               x                     x*                                 x          x             x
----------------------------------------------------------------------------------------------------------------------
No. of Meetings in
1998                     8       4             5                   8              4          5             4
----------------------------------------------------------------------------------------------------------------------

*Chair


         In 1998, the full Board met eight times. In addition, the outside directors met three times during 1998. Directors attended meetings of individual Board committees as shown in the above table. For the Board as a whole, attendance in 1998 at full Board and committee meetings exceeded 96%. Only one director, Mr. Ortiz, attended less than 75% of all meetings.

         The AUDIT COMMITTEE consists entirely of non-employee directors. It assesses the work of PNM's internal auditors and independent public accountants and the effectiveness of the business control structure. It also reviews the financial statements of PNM and oversees PNM's financial reporting. The committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit and to monitor and review the effectiveness of PNM's management of accounting functions. The committee also has the responsibility to monitor and report to the Board the status of PNM's activities to assure that its computers and other systems will be year 2000 compliant.

         The COMPENSATION AND HUMAN RESOURCES COMMITTEE consists entirely of non-employee directors. It reviews PNM's compensation policies and benefit programs and their relationship to the attainment of business goals. The committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long-term results and maximizing shareholder value. The committee reviews PNM's affirmative action program, conducts an annual performance evaluation of the chief executive officer, and assures management continuity through annual review and approval of a management development and succession program. The committee also has oversight of PNM's code of conduct and compliance program and interacts with PNM's employee organizations.

         The CUSTOMER AND PUBLIC POLICY COMMITTEE consists entirely of non-employee directors. It reviews and monitors policies that deal with PNM's responsibility to the communities in which it does business. The subject matter of policies reviewed and monitored includes: customer service, the environment, charitable contributions, government relations, and communications to various constituencies of PNM. The committee meets with public officials, the media and other opinion leaders throughout the year to obtain an independent assessment of PNM's public reputation.

         The EXECUTIVE COMMITTEE consists of the Chairman of the Board and the chairs of PNM's standing Board committees. It exercises the powers of the Board during intervals between Board meetings.

         The FINANCE COMMITTEE consists of a majority of non-employee directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has oversight of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The committee specifically has responsibility for the review and approval of certain capital expenditures in excess of $1,000,000 and of all capital expenditures in excess of $2,500,000.

         The NOMINATING AND GOVERNANCE COMMITTEE consists entirely of non-employee directors. It has the responsibility to make recommendations to the Board for nominees for election as directors, as well as recommendations concerning the effectiveness, structure, size, composition and compensation of the Board, including committee assignments and candidates for election as Chairman of the Board. The Nominating and Governance Committee conducts an annual evaluation of Board performance and effectiveness, and, at least annually, reviews conflict of interest questionnaires submitted by directors to determine whether any potential or actual conflict of interest exists. In 1995, the Board approved a Nominations Policy which describes the guidelines, procedures, and selection criteria for filling vacancies on the Board, recognizing the importance of a well-balanced Board which reflects the interests of PNM's shareholders, customers, employees and the communities it serves. The Nominating and Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareholders. Suggestions, together with a description of the potential nominee's qualifications, appropriate biographical information, and the potential nominee's signed consent to serve, should be submitted to the Secretary of PNM prior to August 1, 1999, for consideration at the year 2000 annual meeting.

         In addition to the standing committees described above, in 1997 the Board formed an AD HOC COMMITTEE to conduct an independent investigation concerning a regulatory ruling that accused management of improper acts. The Board members who served on the AD HOC COMMITTEE were John Ackerman, Robert Armstrong, Joyce Godwin and Paul Roth. There were no meetings of the AD HOC COMMITTEE in 1998. The AD HOC COMMITTEE completed its investigation in 1997 and issued a report finding that management had not committed the improper acts, but recommended improvements in some internal processes. Final regulatory orders were issued in 1998 also finding that the accusations were unfounded. The AD HOC COMMITTEE was dissolved on September 29, 1998, after issuance of the final regulatory orders.

DIRECTOR COMPENSATION

         Of PNM's current Board members, only one, Mr. Montoya, is a salaried employee. Mr. Montoya receives no compensation for serving on the Board or its committees. Board members who are not salaried employees of PNM receive compensation for Board service. That compensation, for other than the Chairman of the Board, includes:


ANNUAL RETAINER*:       $20,000

ATTENDANCE FEES:        $750 per Board meeting
                        $500 for each Board committee meeting

COMMITTEE CHAIRS:       $200 for each Board committee meeting
                        (in addition to attendance fees)

         In December 1993, the Board of Directors restructured the duties and compensation of the position of Chairman of the Board as a non-employee director, increasing the duties and establishing the level of compensation. The current Chairman receives an annual retainer that is four times the amount paid to other non-employee directors, of which one-fourth is paid on terms identical to the retainer paid to other non-employee directors and the remaining three-fourths in cash, and is only paid meeting fees for attending Board and Executive Committee meetings. The meeting fees for the Chairman are three times the meeting fees paid to other non-employee directors.

         *Under PNM's Director Retainer Plan, approved by shareholders in 1996, directors may choose to receive their annual retainer in the form of cash, restricted stock or stock options. The restrictions on the restricted stock generally lapse one-third each year following the year of the grant. The options generally vest (become exercisable) one year from the date they were granted and allow the director to purchase 2,000 shares of common stock. The exercise price of the option is equal to the fair market value of the common stock on the date of grant less the annual retainer divided by 2,000, subject to a minimum exercise price.

--------------------------------------------------------------------------------
           PNM COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS
                            (AS OF FEBRUARY 2, 1999)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                     Amount and Nature of Shares Beneficially Owned(a)

----------------------------------------------------------------------------------------------------------------------
             Name                      Aggregate No.              Right to Acquire             Percent of Shares
                                     of Shares Held(b)            Within 60 Days(c)           Beneficially Owned
----------------------------------------------------------------------------------------------------------------------
John T. Ackerman                           10,935                         -0-                          *
----------------------------------------------------------------------------------------------------------------------
Robert G. Armstrong                         4,000                        3,000                         *
----------------------------------------------------------------------------------------------------------------------
Roger J. Flynn                              1,000                        -0-                           *
----------------------------------------------------------------------------------------------------------------------
Joyce A. Godwin                             3,632                        3,000                         *
----------------------------------------------------------------------------------------------------------------------
Laurence H. Lattman                         3,123                        2,000                         *
----------------------------------------------------------------------------------------------------------------------
Manuel Lujan, Jr.                           4,080                         -0-                          *
----------------------------------------------------------------------------------------------------------------------
Max H. Maerki                               1,097                       13,490                         *
----------------------------------------------------------------------------------------------------------------------
Benjamin F. Montoya                         3,213                      134,094                         *
----------------------------------------------------------------------------------------------------------------------
Patrick T. Ortiz                              550                       50,387                         *
----------------------------------------------------------------------------------------------------------------------
Reynaldo U. Ortiz                           3,224                         -0-                          *
----------------------------------------------------------------------------------------------------------------------
Robert M. Price                             3,000                        3,000                         *
----------------------------------------------------------------------------------------------------------------------
Paul F. Roth                                5,478                         -0-                          *
----------------------------------------------------------------------------------------------------------------------
Jeffry E. Sterba(d)                         1,523                       13,490                         *
----------------------------------------------------------------------------------------------------------------------
Directors and Executive
Officers as a Group (17)                   49,791                      274,234                         *
----------------------------------------------------------------------------------------------------------------------


(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. The total for directors and executive officers as a group does not include 914 shares owned by the spouse of one executive officer. The executive officer disclaims beneficial ownership of those shares.

(c) The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after February 2, 1999.

(d) Mr. Sterba resigned on December 31, 1998.

*Less than 1% of PNM's outstanding shares of common stock.

--------------------------------------------------------------------------------
            PERSONS OWNING MORE THAN FIVE PERCENT OF PNM COMMON STOCK
                             (AS OF MARCH 29, 1999)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                  VOTING                  DISPOSITIVE
                                                AUTHORITY                  AUTHORITY                         PERCENT
                                         ------------------------- -------------------------    TOTAL          OF
NAME AND ADDRESS                            SOLE        SHARED        SOLE        SHARED       AMOUNT         CLASS
----------------------------------------------------------------------------------------------------------------------
Morgan Stanley, Dean Witter & Co.
     1585 Broadway                            0        2,229,693        0         2,234,793    2,234,793     5.4%
     New York, NY  10036
----------------------------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America
    751 Broad Street                          53,800   2,596,024        53,800    2,596,024    2,649,824     6.4%
    Newark, NJ  07102-3777
----------------------------------------------------------------------------------------------------------------------

         The information provided above is based on reports filed with the Securities and Exchange Commission. PNM makes no representation as to the accuracy or completeness of such information. These are the only persons known to PNM, as of March 29, 1999, to be the beneficial owners of more than 5% of PNM's common stock.

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER
             RETURN AMONG PNM, A PEER GROUP* AND S&P 500 STOCK INDEX


         The following graph assumes that $100 was invested on December 31, 1993 in PNM Common Stock, the combination gas and electric peer group and the S&P 500 Stock Index, and that all dividends were reinvested. Historical performance does not necessarily predict future results.

                                    [GRAPH]

----------------------------------------------------------------------------------------------------------------------
FISCAL YEAR ENDED
DECEMBER 31,                          1993          1994           1995           1996           1997         1998
----------------------------------------------------------------------------------------------------------------------
PNM                                    100           115            157            178           222          198
----------------------------------------------------------------------------------------------------------------------
Peer Group                             100            86            108            101           135          166
----------------------------------------------------------------------------------------------------------------------
S&P 500                                100           101            139            171           229          294
----------------------------------------------------------------------------------------------------------------------

* The peer group companies are combination electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: Baltimore Gas & Electric Company, Central Hudson Gas & Electric Company, CMS Energy Corp., Commonwealth Energy System, Consolidated Edison, Inc., Niagara Mohawk Power Corp., Northern States Power Company, Pacific Gas & Electric Company, PECO Energy Company, Public Service Enterprises Group, Rochester Gas & Electric Corp., SCANA Corporation, Wisconsin Energy Corp., and WPS Resources Corp.

--------------------------------------------------------------------------------
                   COMPENSATION AND HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


COMPENSATION POLICIES

         The Compensation and Human Resources Committee ("Committee") establishes compensation guidelines and targets based upon the performance of PNM, business units within PNM, and individual executive officers. The Committee consists of four independent directors who are not PNM employees. The Committee's goal is to establish a compensation program that:

         o    links the interests of management and shareholders

         o    links executive compensation with long-term PNM performance

         o    attracts and retains executives of high caliber and ability

         For 1998, that program consisted of base salary, short-term incentive compensation, and long-term incentive compensation.

         The Committee believes this compensation program was a factor contributing to PNM's success this past year, including earnings per share of $1.97 and operating revenues of $1.092 billion. As the performance graph indicates, PNM stock has provided shareholders with a cumulative return over the past five years that exceeds PNM's peer group.

BASE SALARIES

         EXECUTIVE OFFICERS

         Each year the Committee reviews base salaries of individual executive officers and their salary ranges. In 1998, base salaries were conservatively tied to the average level of base salaries among gas and electric utilities included in compensation surveys sponsored by the Edison Electric Institute and the American Gas Association, as well as other industries.

         CHIEF EXECUTIVE OFFICER

         Mr. Montoya became the President and CEO of PNM in 1993. At that time, data provided by an executive compensation consultant and an executive search firm were considered in determining Mr. Montoya's compensation. Mr. Montoya's salary remained unchanged until 1996, when the common stock dividend was reinstated. In 1996, his compensation was increased by $30,000 to $350,000. In 1997, Mr. Montoya's compensation was increased by $25,000 to $375,000. In 1998, his compensation remained at the same level. In setting Mr. Montoya's salary, the Committee evaluated his performance in the prior year. Determinative factors included:

         o    strategic planning

         o    cost reduction

         o    customer retention and targeted market strategy

         o    financial targets

         o    human resources targets

         o    external relations targets

Some of the significant achievements considered are set forth below:

         o        continued improvement in shareholder returns

         o advancement of position as a customer-focused energy services company

         o        implementation of a strategic planning process

         o        continued improvement in financial credit rating criteria

         o        implementation of new business development opportunities

SHORT-TERM INCENTIVE COMPENSATION

         EXECUTIVE OFFICERS

         In 1998, executive officers, together with all other PNM employees, participated in a results-pay plan. The plan has an "at risk" cash compensation element tied to the success of the individual business units and to the overall success of PNM. Goals are approved annually by the Board of Directors. Business unit goals for 1998 were generally centered on customer satisfaction, cost control, and efficiency in operations and an earnings per share ("EPS") goal. The business unit goals for 1998 were partially achieved and the EPS goal was fully achieved. Partial payments were made in February 1999.

         CHIEF EXECUTIVE OFFICER

         Mr. Montoya was not a participant in the results-pay plan; however, based on his 1997 performance, the Board of Directors awarded Mr. Montoya a bonus of $25,000 in 1998.

LONG-TERM INCENTIVE COMPENSATION

         EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER

         Under PNM's Performance Stock Plan ("PSP"), non-qualified stock option grants are awarded to all executive officers, including Mr. Montoya, as well as other key employees, based on performance data established and recommended to the Committee by the President. The PSP provides that the Committee, in its sole and absolute discretion, will declare annually the level of options to be granted. Due to plan amendments approved in 1998, which changed the timing of grants, no grants were awarded with a 1998 effective date. Grants for 1999 were approved and awarded in February 1999 and will be reported in the year 2000 Proxy Statement.

CERTAIN TAX MATTERS

         Under Section 162(m) of the Internal Revenue Code ("Code"), PNM may not deduct certain forms of compensation in excess of $1 million. PNM has no policy with respect to Section 162(m) because no executive of PNM earns in excess of $1 million.

         In June 1998, upon the recommendation of the Committee, the Board of Directors approved a plan to provide executives with contributions benefits for employees earning more than the Internal Revenue Service limits imposed for qualified plans. PNM recognizes that these employees are restricted in their ability to participate and to receive contributions in PNM's 401(k) plan due to the IRS limits. The plan approved provides each eligible participant an opportunity to receive the 3% company contribution and 75 cents on the dollar for the first 6% contributed by the employee for eligible earnings in excess of $160,000 on a before-tax basis. There were six executive officers who participated in the executive savings plan in 1998.

                           Compensation and Human Resources Committee


                           Paul F. Roth (Chair)                Joyce A. Godwin
                           Robert G. Armstrong                 Robert M. Price

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE
                                -------------------------------------------------------------------------
                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                         ----------------
                                                ANNUAL COMPENSATION                          AWARDS
-------------------------------------------------------------------------------------------------------------------------
                                                                                           SECURITIES
NAME AND                                                                OTHER ANNUAL       UNDERLYING       ALL OTHER
PRINCIPAL POSITION              YEAR        SALARY         BONUS       COMPENSATION(a)     OPTIONS(#)      COMPENSATION
-------------------------------------------------------------------------------------------------------------------------
B. F. Montoya                   1998      $389,423      $  25,000(b)         --                 -0- (c)     22,327(d)
  President and CEO             1997       358,657         75,000(b)         --              20,902            -0-
                                1996       341,927                           --              32,802            -0-
                                                              -0-
-------------------------------------------------------------------------------------------------------------------------
R. J. Flynn                     1998      $166,320      $  49,223(e)         --                 -0- (c)      1,842(d)
  Executive Vice                1997       155,574          9,975(e)         --               7,432            -0-
  President, Electric and       1996       153,995         37,400(e)         --              12,301            -0-
  Gas Services                                              1,183(f)

-------------------------------------------------------------------------------------------------------------------------
M. H. Maerki                    1998      $190,432(g)   $  49,927(e)         --                 -0- (c)      3,024(d)
  Senior Vice President         1997       178,346(g)      12,408(e)         --               7,432            -0-
  and Chief Financial           1996       174,095(h)      39,101(e)         --              12,301            -0-
  Officer                                                  14,201(f)
-------------------------------------------------------------------------------------------------------------------------
P. T. Ortiz                     1998      $155,699      $  41,588(e)         --                 -0- (c)        982(d)
  Senior Vice President         1997       142,884         11,093(e)         --               7,432            -0-
  and General Counsel           1996       135,000         34,500(e)         --              10,853            -0-
                                                           14,201(f)
-------------------------------------------------------------------------------------------------------------------------
J. E. Sterba                    1998      $256,849(g)   $ 117,161(e)         --                 -0- (c)      6,525(d)
  Executive Vice President      1997       195,033(g)      19,968(e)         --              13,935            -0-
  and Chief Operating           1996       146,965(h)      40,801(e)         --              12,301            -0-
  Officer                                                  14,201(f)
  (through 12/31/98)
-------------------------------------------------------------------------------------------------------------------------

(a)      These amounts are less than the established reporting thresholds.

(b)      Bonuses paid in June 1998 and August 1997 for previous performance.

(c) Due to Performance Stock Plan amendments approved in 1998, which changed the timing of the grants, no grants were awarded with a 1998 effective date.

(d) In June 1998, the Board of Directors approved a plan to provide executives with contribution benefits for employees earning more than IRS limits imposed for qualified plans.

(e) In 1995, a results-based reward program was implemented which was designed to tie a portion of cash rewards awarded employees to the success of their business unit and a portion to the success of PNM as a whole. Goals are approved annually by the Board of Directors. These amounts reflect incentive award amounts paid in 1999 for 1998 achievements, in 1998 for 1997 achievements, and in 1997 for 1996 achievements. In addition, these amounts include any lump sum awards granted for individual performance.

(f) A deferred bonus fund of $200,000 was established in December 1994, based on PNM's 1994 performance, from which lump sum awards to all officers of PNM, excluding the President and CEO, were to be paid at such time as PNM paid a dividend to shareholders. Upon the reinstatement of the dividend in 1996, the amounts noted were paid, as determined by the President and CEO.

(g) These amounts include sales of accrued vacation hours during 1998 and 1997 and also reflect increases in base salaries.

(h) These amounts include sales of accrued vacation hours during 1996 and do not reflect increases in base salaries.

--------------------------------------------------------------------------------
                              OPTION GRANTS IN 1998
--------------------------------------------------------------------------------

         Under PNM's Performance Stock Plan, non-qualified stock option grants are awarded to all executive officers, including Mr. Montoya, as well as other key employees, based on achievement of goals approved annually by the Board of Directors. Due to plan amendments approved in 1998, which changed the timing of the grants, no grants were awarded with a 1998 effective date. Grants for 1999 were approved and awarded in February 1999 and will be reported in the year 2000 Proxy Statement.

----------------------------------------------------------------------------------------------------------------------
                                         AGGREGATED OPTION EXERCISES IN 1998
                                           AND 1998 YEAR-END OPTION VALUES
                                                        --------------------------------------------------------------
                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 1998             DECEMBER 31, 1998(a)
----------------------------------------------------------------------------------------------------------------------
NAME                      SHARES ACQUIRED     VALUE
                            ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
B. F. Montoya                    -0-                          134,094          53,704        $827,299         $26,652
R. J. Flynn                   16,042          $ 90,008            -0-          19,733             -0-           9,995
M. H. Maerki                  23,637           241,280         13,490          19,733          37,941           9,995
P. T. Ortiz                      -0-                           50,387          18,285         314,493           8,818
J. E. Sterba(b)                  -0-                           13,490          26,236          37,941           9,995
----------------------------------------------------------------------------------------------------------------------

(a) Value equals the year-end stock price ($20.4375) minus the exercise price, times the number of shares underlying the option. "In-the-Money" means that the year-end stock price was greater than the exercise price of the option.

(b)      Mr. Sterba resigned effective December 31, 1998.

RETIREMENT PLAN AND RELATED MATTERS

         In December 1996, the Board of Directors approved changes to PNM's non-contributory defined benefit plan ("Retirement Plan") and implementation of a 401(k) defined contribution plan effective January 1, 1998. Salaries used in Retirement Plan benefit calculations were frozen as of December 31, 1997. Additional credited service can be accrued under the Retirement Plan up to a limit determined by age and years of service. PNM contributions to the 401(k) plan consist of a 3 percent non-matching contribution, and a 75 percent match on the first 6 percent contributed by the employee on a before-tax basis.

         In June 1998, the Board of Directors approved a plan to provide executives with contributions benefits for employees earning more than the Internal Revenue Service limits imposed for qualified plans. PNM recognizes that these employees are restricted in their ability to participate and to receive contributions in PNM's 401(k) plan due to the IRS limits. The plan approved provides each eligible participant an opportunity to receive the 3% company contribution and 75 cents on the dollar for the first 6% contributed by the employee for eligible earnings in excess of $160,000 on a before-tax basis. Six executive officers participated in the executive savings plan in 1998.

         Through December 31, 1997, the Retirement Plan covered employees who had at least one year of service and had attained the age of 21. Vesting occurred after five years of service.

PNM made contributions in 1998 to the Retirement Plan for plan year 1997 in the amount of $185,000. The amount of any contribution with respect to any one person cannot be determined. Directors who were not employees did not participate in the Retirement Plan.

         The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Vesting of accrued benefits would also occur in the event of a change in control of PNM. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65. The table is based on the Retirement Plan. The amounts shown in the table are not subject to any deduction for Social Security benefits or other offset amounts.

----------------------------------------------------------------------------------------------------------------------
                                                    PENSION PLAN TABLE
----------------------------------------------------------------------------------------------------------------------
  AVERAGE OF
HIGHEST ANNUAL
  BASE SALARY                                         CREDITED YEARS OF SERVICE
     FOR 3
  CONSECUTIVE        -------------------------------------------------------------------------------------------------
   YEARS(a)          5(b)            10            15             20            25             30         32 1/2(c)
----------------------------------------------------------------------------------------------------------------------
   $100,000         $10,000       $ 20,000      $ 30,000      $ 40,000       $ 50,000       $ 60,000      $ 65,000
   $150,000          15,000         30,000        45,000        60,000         75,000         90,000        97,500
   $200,000          20,000         40,000        60,000        80,000        100,000        120,000       130,000
   $250,000          25,000         50,000        75,000       100,000        125,000        150,000       162,500
   $300,000          30,000         60,000        90,000       120,000        150,000        180,000       195,000
   $350.000          35,000         70,000       105,000       140,000        175,000        210,000       227,500
   $400,000          40,000         80,000       120,000       160,000        200,000        240,000       260,000
   $450,000          45,000         90,000       135,000       180,000        225,000        270,000       292,500
----------------------------------------------------------------------------------------------------------------------

(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under PNM's Master Employee Savings Plan. Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.

(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.

(c) The maximum number of years generally taken into account for purposes of calculating benefits under the non-contributory defined benefit plan. Under limited circumstances, an additional 3% retirement benefit could be earned by an employee working beyond age 62.


         Credited years of service which can be used to calculate benefits as shown in the above table have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below and the supplemental employee retirement arrangements discussed below. Credited years of service computed as of December 31, 1998, are as follows: Mr. Montoya, 9 years; Mr. Flynn, 4.08 years; Mr. Maerki, 26.57 years; Mr. Ortiz, 7.33 years; and Mr. Sterba, 23.87 years.. The executive officers' remuneration which would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement arrangements discussed below. As of December 31, 1998, the remuneration used to calculate benefits would be as follows: Mr. Montoya, $373,336; Mr. Flynn, $161,163; Mr. Maerki, $170,900; Mr.
Ortiz, $138,332; and Mr. Sterba, $167,412.

         Federal tax legislation imposes a $160,000 limitation beginning in 1997 on compensation that can be considered in determining retirement benefits under qualified retirement plans. A PNM plan provides non-qualified deferred compensation benefits to executives to the extent their retirement benefits under the Retirement Plan, the Accelerated Management Performance Plan and supplemental employee retirement agreements are limited as a result of the $160,000 compensation limitation.

         In January 1981, the Board of Directors approved an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. Mr. Maerki and certain other key management employees are eligible to participate in one or more of the plans in the program. Mr. Sterba was eligible to participate prior to his resignation on December 31, 1998. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement ("Accelerated Management Performance Plan" or "AMPP"). The AMPP, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision which allows key management employees who have not attained the maximum credits for years of service to receive a reduced benefit from the plan upon accepting early retirement. Monthly benefits received pursuant to the AMPP are offset by monthly benefits received pursuant to the Retirement Plan.

         As approved by the Board in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement, Mr. Maerki's retirement benefits will be computed as if he had been an employee of PNM since February 15, 1974.

         Under the terms of employment agreements with Mr. Montoya, he will be eligible to receive supplemental retirement benefits computed as if he had been an employee of PNM since August 1, 1990.

         The Board of Directors has approved the establishment of an irrevocable grantor trust, under provisions of the Internal Revenue Code, generally in connection with the AMPP and the supplemental retirement arrangements with Mr. Montoya, Mr. Maerki, Mr. Sterba, and certain former executive officers. PNM may, but is not obligated to, provide funds to the trust, which was established with an independent trustee, to aid in meeting its obligations under such arrangements. Funds in the amount of $12.7 million were provided to the trust in 1989. Distributions have been made from the trust since 1989. No additional funds have been provided to the trust. In connection with amendments to the Executive Retention Plan ("Retention Plan") discussed below, the executive retirement program and supplemental retirement arrangements would be required to be funded through the trust upon a change in control of PNM.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

         The Retention Plan was adopted by the Board of Directors effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. Mr. Montoya's agreement, which provided him with substantially similar benefits, was discontinued in 1998, and he is now also covered by the Retention Plan. The Retention Plan, as recently amended, provides certain severance benefits should the employee be terminated from PNM as a result of a change in control of PNM, and the employee is not immediately re-employed by the successor company, if that termination is (a) by PNM for reasons other than cause, or (b) by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base compensation for executive officers;
(ii) reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; (iii) certain insurance benefits which are substantially similar to those received by the employee immediately prior to termination of employment; (iv) certain other amounts; and (v) if an employee receives any payment due to a change in control which is subject to the excise tax provided in Section 4999 of the Internal Revenue Code, then PNM will reimburse the employee in an amount equal to that which places the employee in the same after-tax position as if no excise tax had been imposed. The Retention Plan was effective for an initial term through December 31, 1992, and is to continue in effect until terminated by the Board. The Retention Plan is also subject to automatic extension, or revival if it has been terminated, in certain events relating to potential changes in control.

         PNM also has a non-union severance pay plan that covers any non-union employee who is terminated due to the elimination of his or her position ("impacted employee"), including executive officers. Benefits include severance pay in the amount of two months of base salary plus one additional week of base salary for each year of service, which may be enhanced if the participant signs a release agreement with PNM. Under a program adopted in 1992, an impacted employee would have the option to remain with PNM for up to an additional year. In 1993, the Board approved an amendment to the non-union severance pay plan. The amendment provides a benefit for impacted executives under which an executive would receive a lump sum distribution in lieu of the option that other employees have to remain with PNM for an additional year and reimbursement for placement assistance expenses incurred during the year after being impacted up to 5% of base salary, plus certain insurance benefits. If an employee is eligible to receive benefits under the Retention Plan, benefits are not available to that employee under the severance pay plan.

         Under the terms of employment agreements entered into between PNM and Mr. Montoya, if Mr. Montoya were to be terminated by the Board, he would receive severance benefits substantially equal to the level of benefits provided to other members of senior management discussed above.

--------------------------------------------------------------------------------
                       APPOINTMENT OF ARTHUR ANDERSEN LLP
--------------------------------------------------------------------------------

         The Audit Committee of the Board of Directors selects and hires independent public accountants to audit the consolidated financial statements of PNM and subsidiaries. The Audit Committee's selection for 1999 must be approved by you.

         The Audit Committee selected Arthur Andersen LLP to audit PNM's books of account and other corporate records for 1999. This firm has audited PNM's books since 1993, and no relationship exists other than the usual relationship between independent public accountant and client. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire.


          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934 requires PNM's executive officers and directors to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based upon a review of reports filed with the SEC and written representations by persons required to report, all reports required to be filed pursuant to Section 16(a) of the Exchange Act with respect to 1998 reporting were filed on a timely basis, except that: (i) one transaction each by M. H. Maerki, Senior Vice President and Chief Financial Officer, W. J. Real, Executive Vice President, Energy Services and Power Production, and R. Blake Ridgeway, Senior Vice President, Energy Services, was reported late, respectively, on a Form 4 filing; and (ii) a charitable contribution of PNM stock by M. Lujan, Jr., Director, was reported late on an amended Form 5.

ANNUAL REPORT AND OTHER MATTERS

         PNM's Annual Report, including consolidated financial statements, was mailed to shareholders beginning on April 12, 1999. COPIES OF PNM'S 1998 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO BARBARA BARSKY, SENIOR VICE PRESIDENT AND SECRETARY, ALVARADO SQUARE MS 2806, ALBUQUERQUE, NM 87158, or electronically at InvestorRelations@mail.pnm.com. You may also obtain our SEC filings through the internet at http://www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING

         Any proposal to be considered for possible inclusion in PNM's year 2000 Proxy Statement must be received by PNM, Attention: Secretary, Alvarado Square, Mail Stop 2806, Albuquerque, NM 87158, on or before December 28, 1999.

         A shareholder proposal submitted outside the processes of the SEC's proxy rules will be considered untimely if notice is received by the Company after March 12, 2000, and the proxy for such meeting may confer discretionary authority to vote on a matter for which notice is not received in a timely manner.

SOLICITATION

         The enclosed proxy is being solicited on behalf of PNM's Board of Directors. This solicitation is being made by mail but also may be made in person, by telephone or other means of electronic communication. We have hired Beacon Hill Partners, Inc. to assist in the solicitation, for an estimated fee of $2,500. PNM will pay all costs related to solicitation.

REVOCABILITY OF PROXY

         You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.


                                              By Order of the Board of Directors

                                              /s/ BARBARA L. BARSKY

                                              Barbara L. Barsky
                                              Secretary

                                   [PNM LOGO]

The Annual Meeting of Shareholders of Public Service Company of New Mexico will be held at the South Broadway Cultural Center, 1025 Broadway S.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on June 8, 1999.



                       (VOTING INSTRUCTIONS ARE ON BACK)


                           -- FOLD AND DETACH HERE --
--------------------------------------------------------------------------------

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of Directors (Laurence H. Lattman, Benjamin F.       2. Selection of Arthur Andersen LLP as independent public
   Montoya, and Robert M. Price)                                    accountants for the current year.

                                                                       [ ] FOR          [ ] AGAINST         [ ] ABSTAIN
Mark one:      FOR all nominees listed above.
         -----
               FOR all nominees listed above except
         -----
                                                         .
               -----------------------------------------
               WITHHOLD AUTHORITY to vote for all nominees       3. In their discretion, the proxies are authorized to vote
         ----- listed above.                                        upon such other matters as may properly come before this
                                                                    meeting, or any adjournment or adjournments thereof.


P              ------------------------------------------
R                             Signature
O
X              ------------------------------------------
Y                             Signature

               Dated: ______________________________,1999

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
               CARD PROMPTLY, USING THE ENCLOSED ENVELOPE

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned does hereby constitute and appoint J. T. Ackerman, J.
          A. Godwin, and M. Lujan, Jr., and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the
  P undersigned at the Annual Meeting of Shareholders of Public Service Company of New Mexico to be held at the South Broadway Cultural
  R Center, 1025 Broadway, S.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on June 8, 1999 and at any adjournments
  O       thereof, on all matters coming before said meeting.

  X This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS
  Y       MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

          Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.